EXHIBIT 99.1

American Resources Corporation Sells Exclusive Rights to Carbon

Nanostructure and Graphene Patents

American Resources Corporation has agreed to sell their exclusive patent rights in

Carbon Nanostructure and Graphene technology to Novusterra Inc. in exchange for $16

Million worth of Novusterra stock

Members of American Resources Corporation will take over the management of

Novusterra Inc. as well as join its Board of Directors

American Resources intends to dividend a majority of the shares that it receives through this transaction to its underlying investors at or before Novusterra’s public offering, which is still subject to exchange and SEC approvals

August 31, 2022 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / August 31, 2022 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced that it has sold its exclusive patent rights in carbon nanostructure and graphene technology to Novusterra Inc. (“Novusterra”) for $16 million paid in all Class A common Novusterra shares.

Mark Jensen, Chief Executive Officer of American Resources Corporation commented, “We believe this transaction with Novusterra will enable us to unlock the value of these technologies for American Resources’ shareholders as well as establish a platform and team for growing the business opportunity and maximizing the value of the technologies themselves. Graphene is one of the most exciting technologies in the market today given its wide array of applications in high-value products such as batteries and sustainable infrastructure materials. Utilizing carbon as a feedstock to provide a low-cost input for commercial applications ensures that higher volume markets for carbon nanostructures can be capitalized on cost effectively. With Novusterra applying for their public listing, it will provide a platform for growth, ability to expand the team and position the company for future success.”

Pursuant to terms of the transaction:

-	Dr. Gregory Jensen, PhD will be named Chief Executive Officer and Director of Novusterra and Dr. Gerardine (Gerri) Botte as the Chief Technical Officer;

-	Mark LaVerghetta will be named Chairman of the Board, other board members will include: Dr. Byron Price, Eugene Nichols and Goran Antic;

-	Novusterra will fund the sponsored research program at Texas Tech University to advance the preprocessing, carbon nanostructure and graphene technology to commercialization;

-	Novusterra will work to list on a public exchange in an effort to fund the development and commercialization of the technology with a focus on infrastructure and battery storage applications;

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Novusterra will have rights to lease certain properties and facilities in Indiana, Kentucky and West Virginia from American Resources which will allow for synergistic opportunities for both companies as they work to develop a consistent and sustainable feedstock of carbon material; and

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Novusterra and ReElement Technologies will collaborate and enter into a joint services agreement on electrolysis technology which is utilized in both companies’ processes and will therefore generate additional synergies and cost saving technologies.

Graphene is an allotrope of carbon consisting of a single layer of atoms arranged in a two-dimensional honeycomb lattice nanostructure. The name is derived from graphite reflecting the fact that the graphite allotrope of carbon contains numerous double bonds. Graphene is extremely thin and extremely light yet harder than diamonds. Graphene has become a valuable and useful nanomaterial due to its exceptionally high tensile strength, electrical conductivity, transparency, and being the thinnest two-dimensional material in the world. The global market for graphene is rapidly expanding with most of the demand focused on development in semiconductor, electronics, electric batteries, and composites.

The transaction is subject to final documentation.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways, while also helping the world achieve its goals of carbon neutrality. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain. American Rare Earth has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals. For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact

Precision Public Relations

Matt Sheldon

917-280-7329

matt@precisionpr.co

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com